Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443
FOR IMMEDIATE RELEASE

Olin Announces Pricing Terms of Debt Offering

Clayton, Mo., August 14, 2009 - Olin Corporation (NYSE:OLN) announced today the pricing of its offering of $150 million aggregate principal amount of Senior Notes (the “Senior Notes”) that will mature on August 15, 2019.  The Senior Notes will have an interest rate of 8.875% and will be issued at 99.19% of par value, providing a yield to maturity to investors of 9.0%.  Interest will be paid semi-annually on the 15th day of February and August beginning February 15, 2010. The Senior Notes will be sold pursuant to Olin’s shelf registration statement on file with the Securities and Exchange Commission.  The managing underwriters and joint book-running managers for the transaction are Citi and Banc of America Securities LLC, and the co-manager is Wells Fargo Securities, LLC.  Proceeds from the Senior Notes will be used to further strengthen the corporation’s long term liquidity given uncertain economic times.

Olin has filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the supplement thereto and the other documents that Olin has filed with the SEC for more complete information about Olin and this offering. These documents are available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request to any underwriter participating in the offering. Interested parties may obtain a prospectus from Citigroup Global Markets Inc. by directing a request to Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by calling 718-765-6732; or from Banc of America Securities LLC by directing a request to Banc of America Securities LLC, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001 or by emailing a request to dg.prospectus_distribution@bofasecurities.com; or from Wells Fargo Securities, LLC, 301 South College Street, 6th Floor, Charlotte, NC 28202, Attention: High Yield Syndicate or by calling 704-715-7035.

COMPANY DESCRIPTION

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, which may be made only pursuant to the terms of the relevant prospectus supplement (including the prospectus).

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS:

This report includes forward-looking statements. These statements relate to analyses and other information based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about our operations and the markets and economy in which we and our various segments operate. The statements contained in this report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “intend”, “expect,” and variations of such words and similar expressions in this report to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

You should consider these forward-looking statements in light of risk factors discussed in the preliminary Prospectus Supplement filed with the Securities and Exchange Commission on August 13, 2009 and in the final Prospectus Supplement to be filed with the Securities and Exchange Commission and those in our annual report on Form 10-K for the year ended December 31, 2008, and subsequent periodic filings made with the Securities and Exchange Commission.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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